Exhibit 13.1 -

CERTIFICATIONS PURSUANT TO THE SARBANES-OXLEY ACT
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, José Boisjoli, President and Chief Executive Officer of Bombardier Recreational Products Inc. (the "Company") do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. This Annual Report on Form 20-F of the Company for the fiscal year ended January 31, 2006, as filed with the Securities and Exchange Commission (the "report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSÉ BOISJOLI
José Boisjoli
President and Chief Executive Officer

Date:April 27, 2006